                                                                    Exhibit 23.3

We hereby consent to the use in PerfectData Corporation's Prospectus constituting a part of this Registration Statement of our report dated
October 2, 2003 relating to the consolidated financial statements of SuperCom
Asia Pacific Limited for the year ended December 31, 2002 that is contained in that Prospectus.

We also consent to the reference to use under the caption "Experts" in the
Prospectus.

/s/ BDO International
-----------------------------------
BDO International
Hong Kong

October 23, 2003